                                                           EXHIBIT 23(a)

Sutherland
 Asbill &                          1275 Pennsylvania Ave., NW
Brennan LLP                        Washington, DC  20004-2415
Attorneys at Law                   Tel: (202) 383-0100
                                   Fax: (202) 637-3593
                                   www.sablaw.com


                              September 24, 1999

  STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com



Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ms. Emory and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 1 to the registration statement on Form S-1 for Golden American Life Insurance Company (File No. 333-76945). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth